Exhibit 99.(h)(iv)

SCHEDULE A (amended as of August 1, 2018)1

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated January 1, 2017 by and between DST Systems, Inc. and the Lord Abbett Family of Funds. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds comprising the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust

Lord Abbett Calibrated Large Cap Value Fund
Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Growth Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

1 As amended on August 1, 2018 to reflect the addition of Lord Abbett Global Bond Fund, a series of Lord Abbett Global Fund, Inc., and Lord Abbett Global Select Equity Fund, a series of Lord Abbett Securities Trust.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Calibrated Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Research Fund
Lord Abbett Global Select Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio
Calibrated Dividend Growth Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Equity Portfolio
International Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.